Exhibit (m): Calculations of Illustrations for VUL

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit  = Greater of Specified Amount or Percentage of Cash Value
                      = $200,000 or 222% x $8,429.97
                      = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4   $ 6,866.16
+ Annual Premium*                   $ 2,500.00
- Premium Expense Charge**          $   125.00
- Monthly Deduction***              $   639.53
- Mortality & Expense Charge****    $    80.05
+ Hypothetical Rate of Return*****  $   (91.61)
                                    ----------
=                                   $    8,430  (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**    Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month      COI
------   ------
  1      $ 43.71
  2      $ 43.72
  3      $ 43.74
  4      $ 43.76
  5      $ 43.77
  6      $ 43.79
  7      $ 43.80
  8      $ 43.82
  9      $ 43.83
 10      $ 43.85
 11      $ 43.86
 12      $ 43.88

 Total   $525.53

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.03%. The monthly interest amounts earned for year 5 are:

Month    Interest
------   --------
  1      ($ 7.96)
  2      ($ 7.90)
  3      ($ 7.84)
  4      ($ 7.78)
  5      ($ 7.72)
  6      ($ 7.66)
  7      ($ 7.60)
  8      ($ 7.55)
  9      ($ 7.49)
 10      ($ 7.43)
 11      ($ 7.37)
 12      ($ 7.31)

 Total   ($91.61)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value              $8,429.97
- Year 5 Surrender Charge        $2,084.00
                                 ---------
=                                $   6,346  (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $10,201.01
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $8,051.10
+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $  125.00
- Monthly Deduction***               $  635.51
- Mortality & Expense Charge****     $   90.76
+ Hypothetical Rate of Return*****   $  501.18
                                     ---------
=                                    $  10,201  (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**    Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month   COI
-----  -------
  1    $ 43.44
  2    $ 43.44
  3    $ 43.44
  4    $ 43.45
  5    $ 43.45
  6    $ 43.46
  7    $ 43.46
  8    $ 43.47
  9    $ 43.47
 10    $ 43.47
 11    $ 43.48
 12    $ 43.48

 Total $521.51

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.03%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
  1     $ 42.18
  2     $ 42.11
  3     $ 42.03
  4     $ 41.96
  5     $ 41.88
  6     $ 41.80
  7     $ 41.73
  8     $ 41.65
  9     $ 41.57
 10     $ 41.50
 11     $ 41.42
 12     $ 41.34

 Total  $501.18

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value              $10,194.60
- Year 5 Surrender Charge        $ 2,084.00
                                 ----------
=                                $    8,111  (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $12,285.30
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $ 9,390.34
+ Annual Premium*                    $ 2,500.00
- Premium Expense Charge**           $   125.00
- Monthly Deduction***               $   630.89
- Mortality & Expense Charge****     $   102.86
+ Hypothetical Rate of Return*****   $ 1,253.71
                                     ----------
=                                    $   12,285  (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**    Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
  1     $ 43.13
  2     $ 43.12
  3     $ 43.11
  4     $ 43.10
  5     $ 43.09
  6     $ 43.08
  7     $ 43.07
  8     $ 43.06
  9     $ 43.05
 10     $ 43.04
 11     $ 43.03
 12     $ 43.02

 Total  $516.89

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.03%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   ---------
  1     $  102.43
  2     $  102.79
  3     $  103.16
  4     $  103.52
  5     $  103.89
  6     $  104.27
  7     $  104.65
  8     $  105.03
  9     $  105.41
 10     $  105.80
 11     $  106.19
 12     $  106.58

 Total  $1,253.71

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value               $12,285.30
- Year 5 Surrender Charge         $ 2,084.00
                                  ----------
=                                 $   10,201   (rounded to the nearest dollar)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $8,245.84
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4   $6,725.00
+ Annual Premium*                   $2,500.00
- Premium Expense Charge**          $  125.00
- Monthly Deduction***              $  685.71
- Mortality & Expense Charge****    $   78.55
                                    ---------
+ Hypothetical Rate of Return***** ($   89.90)
                                    ---------
=                                   $   8,246  (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**    Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month    COI
-----  -------
  1    $ 47.54
  2    $ 47.56
  3    $ 47.58
  4    $ 47.60
  5    $ 47.62
  6    $ 47.63
  7    $ 47.65
  8    $ 47.67
  9    $ 47.69
 10    $ 47.70
 11    $ 47.72
 12    $ 47.74

 Total $571.71

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.03%. The monthly interest amounts earned for year 5 are:

Month  Interest
-----  --------
  1    ($ 7.83)
  2    ($ 7.77)
  3    ($ 7.71)
  4    ($ 7.65)
  5    ($ 7.58)
  6    ($ 7.52)
  7    ($ 7.46)
  8    ($ 7.40)
  9    ($ 7.34)
 10    ($ 7.28)
 11    ($ 7.21)
 12    ($ 7.15)

 Total ($89.90)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $8,245.84
- Year 5 Surrender Charge       $2,084.00
                                ---------
=                               $   6,162   (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit  = Greater of Specified Amount or Percentage of Cash Value
                      = $200,000 or 222% x $9,990.18
                      = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4   $7,893.58
+ Annual Premium*                   $2,500.00
- Premium Expense Charge**          $  125.00
- Monthly Deduction***              $  681.41
- Mortality & Expense Charge****    $   89.12
+ Hypothetical Rate of Return*****  $  492.12
                                    ---------
=                                   $   9,990   (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**    Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month    COI
-----  -------
  1    $ 47.25
  2    $ 47.26
  3    $ 47.26
  4    $ 47.27
  5    $ 47.28
  6    $ 47.28
  7    $ 47.29
  8    $ 47.29
  9    $ 47.30
 10    $ 47.30
 11    $ 47.31
 12    $ 47.32

 Total $567.41

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.03%. The monthly interest amounts earned for year 5 are:

Month         Interest
-----         --------
  1           $ 41.52
  2           $ 41.43
  3           $ 41.34
  4           $ 41.25
  5           $ 41.15
  6           $ 41.06
  7           $ 40.96
  8           $ 40.87
  9           $ 40.78
 10           $ 40.68
 11           $ 40.58
 12           $ 40.49

 Total        $492.12

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value               $9,990.18
- Year 5 Surrender Charge         $2,084.00
                                  ---------
=                                 $   7,906  (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit  = Greater of Specified Amount or Percentage of Cash Value

                      = $200,000 or 222% x $12,044.23
                      = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $9,214.94
+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $  125.00
- Monthly Deduction***               $  676.45
- Mortality & Expense Charge****     $  101.06
+ Hypothetical Rate of Return*****   $1,231.80
                                     ---------
=                                    $  12,044   (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**    Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month    COI
-----  -------
  1    $ 46.92
  2    $ 46.91
  3    $ 46.90
  4    $ 46.89
  5    $ 46.89
  6    $ 46.88
  7    $ 46.87
  8    $ 46.86
  9    $ 46.85
 10    $ 46.84
 11    $ 46.83
 12    $ 46.82

 Total $562.45

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.03%. The monthly interest amounts earned for year 5 are:

Month  Interest
-----  ---------
  1    $  100.86
  2    $  101.18
  3    $  101.50
  4    $  101.82
  5    $  102.14
  6    $  102.47
  7    $  102.80
  8    $  103.13
  9    $  103.47
 10    $  103.80
 11    $  104.14
 12    $  104.49

 Total $1,231.80

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value              $12,044.23
- Year 5 Surrender Charge        $ 2,084.00
                                 ----------
=                                $    9,960  (rounded to the nearest dollar)